Optinose Announces Preliminary Unaudited Fourth Quarter 2024 XHANCE Net Revenue of $22.4 Million

Preliminary XHANCE prescription growth rate from third quarter to fourth quarter 2024 estimated to be approximately 20%

YARDLEY, Pa., Jan. 15, 2025 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced preliminary unaudited XHANCE® (fluticasone propionate) net product revenue of $22.4 million for the three months ended December 31, 2024.

“Our preliminary unaudited fourth quarter net product revenue of $22.4 million is in line with our prior guidance and demonstrates a sustained growth in XHANCE prescriptions through the fourth quarter of 2024” stated CEO Ramy Mahmoud. “For prescriptions, we estimate an approximately 20% sequential growth rate from third quarter to fourth quarter 2024, which is encouraging as we continue to focus on commercial execution and continued growth in the year ahead. We look forward to reporting full financial results for fourth quarter 2024 and corporate updates in March.”

The fourth quarter net product revenue and prescription growth rate included in this press release are preliminary results based on the information available to the Company at this time. Actual results may vary materially from the preliminary results presented in this press release due to the completion of the Company’s financial closing procedures, review adjustments and other developments or information that may arise between now and the time the Company’s financial results for fourth quarter 2024 are finalized. Additionally, the preliminary results have not been audited or reviewed by the Company’s independent registered public accounting firm. Accordingly, you should not place undue reliance on this preliminary data. The Company expects to report full financial results for the fourth quarter of 2024 and corporate updates in March.

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. To learn more, please visit www.optinose.com or follow us on X and LinkedIn.

Cautionary Note on Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All

statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: preliminary unaudited XHANCE net revenue and prescription growth for the three months ended December 31, 2024; sustained growth in XHANCE prescriptions through the fourth quarter of 2024; the Company’s focus on commercial execution and continued growth in 2025; the Company’s expectation to report full financial results for fourth quarter 2024 and corporate updates in March; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives, strategies and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the potential for the preliminary unaudited XHANCE net product revenue for the three months ended December 31, 2024 to change in connection with the finalization of the Company’s financial results for such period and review/audit by the Company’s independent registered public accounting firm, and the potential for preliminary estimated XHANCE prescription growth for the three months ended December 31, 2024 to change in connection with finalization of third-party inventory and prescription data as well as data from the Company’s hub and PPN partners, as well as, in each case, other developments or information that may arise between now and the time the Company’s financial results for fourth quarter 2024 are finalized; physician and patient acceptance of XHANCE for its new indication; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (including its new indication); the prevalence of chronic sinusitis and market opportunities for XHANCE may be smaller than expected; the Company’s ability to efficiently generate XHANCE prescriptions and net revenues; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release (January 15, 2025), and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact Jonathan Neely jonathan.neely@optinose.com 267.521.0531